EXHIBIT 99.1

AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: September 24, 2026

GRAHAM CREDIT OPPORTUNITIES LTD.

Signature:	/s/ Jason Slutsky
Name/Title:	Jason Slutsky, COO of Graham Capital Management, L.P., as investment advisor
Date:	9/24/26

GRAHAM MACRO STRATEGIC LTD.

Signature:	/s/ Jason Slutsky
Name/Title:	Jason Slutsky, COO of Graham Capital Management, L.P., as investment advisor
Date:	9/24/26

GRAHAM CAPITAL MANAGEMENT, L.P.

Signature:	/s/ Jason Slutsky
Name/Title:	Jason Slutsky, COO
Date:	9/24/26

KGT GP LLC

Signature:	/s/ Jason Slutsky
Name/Title:	Jason Slutsky, COO
Date:	9/24/26

KGT, INC.

Signature:	/s/ Jason Slutsky
Name/Title:	Jason Slutsky, COO
Date:	9/24/26

KENNETH TROPIN

Signature:	/s/ Kenneth Tropin
Name/Title:	Kenneth Tropin
Date:	9/24/26